Exhibit 1.01

Conflict Minerals Report of Omnicell Inc. for the reporting period from
January 1, 2015 to December 31, 2015

Introduction

This Conflict Minerals Report (the “Report”) of Omnicell, Inc. (hereinafter referred to as “Omnicell” or the “Company”) has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”), as amended, for the reporting period from January 1, 2015 to December 31, 2015 (the “Reporting Period”). Numerous other terms in this Report are defined in SEC Release No. 34-67716 issued by the Securities and Exchange Commission on August 22, 2012 and the reader is referred to those sources for such definitions.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which the Company collectively refers to in this Report as “3TG” or “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries,” for the purposes of the Rule and this Report, are the Democratic Republic of the Congo (DRC) and each adjoining country.

Executive Summary

Omnicell is headquartered in the United States with a small number of operations offices located globally. The Company provides automation, software analytics and medication adherence solutions that function on proprietary electronic hardware for acute and non-acute healthcare institutions. This Report relates to products: (i) for which Conflict Minerals are necessary to their functionality or production; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2015.
These products, which are referred to in this Report collectively as the “Covered Products,” are the following: secure dispensing systems; storage, retrieval and packaging systems; tissue center; specialty modules; supply management systems; pharmacy sealers; semi-automated filling equipment and pharmacy automated systems for medication packaging. The Company is at the end of a very long supply chain where it manufactures or contracts to manufacture products and does not directly source raw materials nor specifically design Conflict Minerals into its product.

Reasonable Country-of-Origin Inquiry

The Company determined that the highest risk of products containing potential 3TG comes from our OEMs, contract manufacturers, metals and electromechanical suppliers (including off-the-shelf suppliers). Based on these criteria, the Company reviewed its list of suppliers in 2015 and determined that 13 suppliers fall within scope. For those 13 suppliers, the Company conducted a good faith, reasonable country-of-origin inquiry (RCOI) to determine whether any of the necessary Conflict Minerals originated in the Covered Countries and whether any of the necessary Conflict Minerals may be from recycled or scrap sources. To that end, these suppliers were contacted and asked to complete a Conflict Minerals Reporting Template (CMRT) from the Conflict Free Sourcing Initiative (CFSI). The Company reviewed and analyzed the quality of the responses and determined the risk level of these suppliers. Of the suppliers contacted, approximately 92% responded to the request and 85% provided CMRTs.

Design of Due Diligence

The Company’s due diligence measures have been designed to conform, in all material respects, to the framework in the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”), as it relates to the Company’s position in the minerals supply chain as a “downstream” purchaser.

The Company’s conflict minerals Policy may be found on its external website: http://www.omnicell.com/About_Omnicell/Environmental_Sustainability/Conflict_Minerals_Policy.aspx

Description of Due Diligence Measures
The Company’s due diligence measures performed with respect to Covered Products for the Reporting Period included the following:

•	Review risk assessment with the Company’s Conflict Minerals Council and provided updates to Conflict Minerals program.

•	Review of supplier CMRTs and validation of smelter lists against the lists of active or compliant smelters made available by the CFSI;

•	In 2015, a third-party contractor conducted an assessment of an additional contract manufacturer to validate CMRT information provided;

•	Process improvement by updating Conflict Minerals Handbook.

Results of Due Diligence Measures

The following is the outcome of the CMRT review;

•	Of the 11 suppliers that provided a CMRT, five provided CMRTs with some inconsistent or incomplete information, and the Company is in the process of following up with those suppliers.

•
The Company’s major contract manufacturer provided a CMRT with some inconsistent or incomplete information; however, in comparison to the CMRT submitted for the reporting period of 2014, the quality of the reporting has improved in two ways: a) more smelters were identified in 2015 and b) the proportion of smelters or refiners that have not been independently validated to be conflict free has decreased (35% of smelters not validated in 2014 vs 7% reported in 2015).

•
Another significant contract manufacturer of Omnicell provided a CMRT with some inconsistent or incomplete information; however, in comparison to the CMRT submitted for the reporting period of 2014, the quality of the reporting has improved in two areas: a) some smelters were identified in 2015 as compared with none in 2014 and b) improvement of their Quality Management System (QMS) by creation of a Conflict Minerals Policy.

•
The independent third-party assessment of the supplier revealed 10 areas for improvement of the supplier related to RCOI and risk management practices. However, the assessment also confirmed that the supplier did not provide any products containing Conflict Minerals to Omnicell that were included in Covered Products the manufacture of which was completed during the 2015 reporting period.

•	Conflict Minerals handbook updated to reflect updates to RCOI process conducted by Supplier Quality Assurance.

The Company has listed on Appendix 1 the smelters and refiners identified by its suppliers as a result of the Company’s RCOI and due diligence. None of the Company’s suppliers identified the countries of origin of the necessary Conflict Minerals.

Future Due Diligence Measures

As the Company further develops its conflict minerals due diligence program, the Company intends to take the following steps to further enhance its due diligence measures and to mitigate risk;

•	Enhance supplier communication and escalation process to improve due diligence data accuracy and completion and mitigate issues with CMRT responses;

•	Making assessment requests to additional suppliers in the 2016 calendar reporting period;

•	Encourage its suppliers to implement responsible sourcing by referencing the CFSI program as a starting point;

•	Continuing to utilize a third-party consultant for reviewing of completed CMRT forms from suppliers;

•	Continuing to utilize a third-party consultant for performing conflict minerals assessments with suppliers.

Inherent Limitations on Due Diligence Measures

The Company’s supply chain with respect to the Covered Products is complex, and its procurement and manufacturing process is significantly removed from the sourcing, mining, smelting and refining of 3TG. As a result, the Company does not have direct contractual relationships with smelters, refiners or mines, and there are many third parties in the supply chain between the ultimate manufacture of the Covered Products and the original sources of Conflict Minerals. Moreover, the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals and, therefore, has taken steps to identify the applicable smelters and refiners of necessary Conflict Minerals in the Company’s supply chain using the CMRT. However, tracing these minerals to their sources is a challenge that requires the Company to rely on its direct suppliers in its efforts to achieve supply chain transparency, including obtaining information regarding the origin of the necessary Conflict Minerals. The information provided by suppliers or third-party consultants or auditors may be inaccurate or incomplete or subject to other irregularities. In addition, because of the Company’s relative location within the supply chain in relation to the actual extraction and transport of Conflict Minerals, its ability to verify the accuracy of information reported by suppliers is limited. Accordingly, the Company can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary Conflict Minerals in the Covered Products.

Cautionary Note on Forward-Looking Statements

Forward-looking statements in this Report are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Investors are cautioned that statements in this Report that are not strictly historical statements, including without limitation, the Company’s intentions and expectations regarding further supplier engagement, future supplier audits, future due diligence and risk mitigation efforts and strategy, constitute forward-looking statements that involve risks and uncertainties. Words such as “expects,” ”anticipates,” “targets,” “goals,” “projects,” ”intends,” “plans,” “believes,” “seeks,” “estimates,” “evaluates,” variations of these words, and similar expressions are intended to identify such forward-looking statements. Actual results could differ materially from the forward-looking statements. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on the Company’s ability to verify the accuracy or completeness of any supply chain information provided by suppliers or others.

The Company has provided information as of the date of this Report. Subsequent events, such as the inability or unwillingness of any of our suppliers, smelters or refiners to comply with Omnicell’s Policy, may affect its future determinations under the Rule.

Appendix 1

Based on the information that was provided by the Company’s suppliers, the Company believes that, to the extent reasonably determinable by the Company, the facilities that may have been used to process the necessary Conflict Minerals contained in the Covered Products included the following smelters and refiners as CFSP-compliant smelters and refiners; CFSP active smelters or refiners (i.e., smelters and refiners that have committed to undergo a CFSP audit or are participating in one of the cross-recognized certification programs) or smelters or refiners that are listed by the CFSI as a recognized smelter or refiner but are not active or audited.

Mineral	CFSI Smelter ID	Smelter	Status	Country
Tungsten	CID000004	A.L.M.T. Corp.	Compliant	JAPAN
Gold	CID000015	Advanced Chemical Company	Active	UNITED STATES
Gold	CID000019	Aida Chemical Industries Co. Ltd.	Compliant	JAPAN
Gold	CID000028	Aktyubinsk Copper Company TOO	Listed	KAZAKHSTAN
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	Compliant	GERMANY
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	Active	UZBEKISTAN
Tin	CID000292	Alpha	Compliant	UNITED STATES
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	Active	VIET NAM
Gold	CID000058	AngloGold Ashanti Córrego do Sítio Mineração	Compliant	BRAZIL
Gold	CID000077	Argor-Heraeus SA	Compliant	SWITZERLAND
Gold	CID000082	Asahi Pretec Corporation	Compliant	JAPAN
Gold	CID000924	Asahi Refining Canada Limited	Compliant	CANADA
Gold	CID000920	Asahi Refining USA Inc.	Compliant	UNITED STATES
Gold	CID000090	Asaka Riken Co., Ltd.	Compliant	JAPAN
Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Listed	TURKEY
Gold	CID000113	Aurubis AG	Compliant	GERMANY
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Compliant	PHILIPPINES
Gold	CID000141	Bauer Walser AG	Listed	GERMANY
Gold	CID000157	Boliden AB	Compliant	SWEDEN
Gold	CID000176	C. Hafner GmbH + Co. KG	Compliant	GERMANY
Gold	CID000180	Caridad	Listed	MEXICO
Gold	CID000185	CCR Refinery - Glencore Canada Corporation	Compliant	CANADA
Gold	CID000189	Cendres + Métaux SA	Active	SWITZERLAND
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	Compliant	CHINA
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	Compliant	CHINA
Gold	CID000233	Chimet S.p.A.	Compliant	ITALY
Tin	CID001070	China Tin Group Co., Ltd.	Compliant	CHINA
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	Compliant	CHINA
Gold	CID000264	Chugai Mining	Listed	JAPAN
Tin	CID000278	CNMC (Guangxi) PGMA Co. Ltd.	Listed	CHINA
Tantalum	CID000291	Conghua Tantalum and Niobium Smeltry	Compliant	CHINA

Tin	CID000295	Cooperativa Metalurgica de Rondônia Ltda.	Compliant	BRAZIL
Tin	CID002570	CV Ayi Jaya	Compliant	INDONESIA
Tin	CID000306	CV Gita Pesona	Compliant	INDONESIA
Tin	CID000313	CV Serumpun Sebalai	Compliant	INDONESIA
Tin	CID000315	CV United Smelting	Compliant	INDONESIA
Tantalum	CID002504	D Block Metals, LLC	Compliant	UNITED STATES
Gold	CID000328	Daejin Indus Co., Ltd.	Active	KOREA, REPUBLIC OF
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	Listed	CHINA
Tungsten	CID000345	Dayu Weiliang Tungsten Co., Ltd.	Active	CHINA
Gold	CID000362	DODUCO GmbH	Compliant	GERMANY
Gold	CID000401	Dowa	Compliant	JAPAN
Tin	CID000402	Dowa	Compliant	JAPAN
Gold	CID000359	DSC (Do Sung Corporation)	Active	KOREA, REPUBLIC OF
Tantalum	CID000410	Duoluoshan	Compliant	CHINA
Gold	CID000425	Eco-System Recycling Co., Ltd.	Compliant	JAPAN
Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Active	VIET NAM
Gold	CID001322	Elemetal Refining, LLC	Compliant	UNITED STATES
Tin	CID002774	Elmet S.L.U. (Metallo Group)	Compliant	SPAIN
Tin	CID000438	EM Vinto	Compliant	BOLIVIA
Tin	CID000448	Estanho de Rondônia S.A.	Listed	BRAZIL
Tantalum	CID000456	Exotech Inc.	Compliant	UNITED STATES
Tantalum	CID000460	F&X Electro-Materials Ltd.	Compliant	CHINA
Gold	CID002355	Faggi Enrico S.p.A.	Active	ITALY
Tin	CID000466	Feinhütte Halsbrücke GmbH	Active	GERMANY
Tin	CID000468	Fenix Metals	Compliant	POLAND
Tantalum	CID002505	FIR Metals & Resource., Ltd.	Compliant	CHINA
Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.	Compliant	CHINA
Gold	CID000522	Gansu Seemine Material Hi-Tech Co., Ltd.	Listed	CHINA
Tungsten	CID002531	Ganxian Shirui New Material Co., Ltd.	Listed	CHINA
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	Compliant	CHINA
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Compliant	CHINA
Tungsten	CID000868	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Active	CHINA
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	Compliant	CHINA
Gold	CID002459	Geib Refining Corporation	Active	UNITED STATES
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	Active	CHINA
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co. Ltd.	Compliant	CHINA
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Active	CHINA
Tin	CID000555	Gejiu Zi-Li	Listed	CHINA
Tantalum	CID002558	Global Advanced Metals Aizu	Compliant	JAPAN
Tantalum	CID002557	Global Advanced Metals Boyertown	Compliant	UNITED STATES
Tungsten	CID000568	Global Tungsten & Powders Corp.	Compliant	UNITED STATES

Gold	CID002312	Guangdong Jinding Gold Limited	Listed	CHINA
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	Compliant	CHINA
Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	Compliant	CHINA
Tantalum	CID002501	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	Compliant	CHINA
Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Listed	CHINA
Tantalum	CID002544	H.C. Starck Co., Ltd.	Compliant	THAILAND
Tungsten	CID002541	H.C. Starck GmbH	Compliant	GERMANY
Tantalum	CID002545	H.C. Starck GmbH Goslar	Compliant	GERMANY
Tantalum	CID002546	H.C. Starck GmbH Laufenburg	Compliant	GERMANY
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	Compliant	GERMANY
Tantalum	CID002548	H.C. Starck Inc.	Compliant	UNITED STATES
Tantalum	CID002549	H.C. Starck Ltd.	Compliant	JAPAN
Tantalum	CID002550	H.C. Starck Smelting GmbH & Co.KG	Compliant	GERMANY
Tungsten	CID002542	H.C. Starck Smelting GmbH & Co.KG	Compliant	GERMANY
Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	Listed	CHINA
Gold	CID000694	Heimerle + Meule GmbH	Compliant	GERMANY
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	Compliant	CHINA
Gold	CID000707	Heraeus Ltd. Hong Kong	Compliant	CHINA
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	Compliant	GERMANY
Tantalum	CID000731	Hi-Temp Specialty Metals, Inc	Compliant	UNITED STATES
Tin	CID000760	Huichang Jinshunda Tin Co. Ltd	Listed	CHINA
Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.	Listed	CHINA
Tungsten	CID000766	Hunan Chenzhou Mining Group Co., Ltd.	Compliant	CHINA
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	Compliant	CHINA
Gold	CID000778	Hwasung CJ Co., Ltd.	Listed	KOREA, REPUBLIC OF
Tungsten	CID002649	Hydrometallurg, JSC	Compliant	RUSSIAN FEDERATION
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Listed	CHINA
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	Compliant	JAPAN
Gold	CID000814	Istanbul Gold Refinery	Compliant	TURKEY
Gold	CID000823	Japan Mint	Compliant	JAPAN
Tungsten	CID000825	Japan New Metals Co., Ltd.	Compliant	JAPAN
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Active	CHINA
Gold	CID000855	Jiangxi Copper Company Limited	Compliant	CHINA
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., LTD	Compliant	CHINA
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	Compliant	CHINA
Tin	CID000244	Jiangxi Ketai Advanced Material Co., Ltd.	Compliant	CHINA
Tungsten	CID002313	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Listed	CHINA
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Active	CHINA

Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Active	CHINA
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	Active	CHINA
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Compliant	CHINA
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	Compliant	CHINA
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co, Ltd	Compliant	CHINA
Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Compliant	RUSSIAN FEDERATION
Gold	CID000929	JSC Uralelectromed	Compliant	RUSSIAN FEDERATION
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	Compliant	JAPAN
Gold	CID000957	Kazzinc	Compliant	KAZAKHSTAN
Tantalum	CID002539	KEMET Blue Metals	Compliant	MEXICO
Tungsten	CID000966	Kennametal Fallon	Active	UNITED STATES
Tungsten	CID000105	Kennametal Huntsville	Compliant	UNITED STATES
Gold	CID000969	Kennecott Utah Copper LLC	Compliant	UNITED STATES
Tantalum	CID000973	King-Tan Tantalum Industry Ltd	Compliant	CHINA
Gold	CID000981	Kojima Chemicals Co., Ltd	Compliant	JAPAN
Gold	CID000988	Korea Metal Co., Ltd.	Listed	KOREA, REPUBLIC OF
Gold	CID001029	Kyrgyzaltyn JSC	Listed	KYRGYZSTAN
Gold	CID001032	L' azurde Company For Jewelry	Listed	SAUDI ARABIA
Gold	CID001056	Lingbao Gold Company Limited	Listed	CHINA
Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Listed	CHINA
Tin	CID001063	Linwu Xianggui Smelter Co	Listed	CHINA
Tantalum	CID001076	LSM Brasil S.A.	Compliant	BRAZIL
Gold	CID001078	LS-NIKKO Copper Inc.	Compliant	KOREA, REPUBLIC OF
Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Listed	CHINA
Tin	CID002468	Magnu's Minerais Metais e Ligas LTDA	Compliant	BRAZIL
Tin	CID001105	Malaysia Smelting Corporation (MSC)	Compliant	MALAYSIA
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	Compliant	CHINA
Gold	CID001113	Materion	Compliant	UNITED STATES
Gold	CID001119	Matsuda Sangyo Co., Ltd.	Compliant	JAPAN
Tin	CID002500	Melt Metais e Ligas S/A	Compliant	BRAZIL
Tin	CID001136	Metahub Industries Sdn. Bhd.	Listed	N/A
Tin	CID001142	Metallic Resources, Inc.	Compliant	UNITED STATES
Tin	CID002773	Metallo-Chimique N.V.	Compliant	BELGIUM
Tantalum	CID001163	Metallurgical Products India (Pvt.) Ltd.	Compliant	INDIA
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	Compliant	CHINA

Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	Compliant	SINGAPORE
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	Active	CHINA
Gold	CID001153	Metalor Technologies SA	Compliant	SWITZERLAND
Gold	CID001157	Metalor USA Refining Corporation	Compliant	UNITED STATES
Gold	CID001161	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Compliant	MEXICO
Tantalum	CID001175	Mineração Taboca S.A.	Compliant	BRAZIL
Tin	CID001173	Mineração Taboca S.A.	Compliant	BRAZIL
Tin	CID001182	Minsur	Compliant	PERU
Gold	CID001188	Mitsubishi Materials Corporation	Compliant	JAPAN
Tin	CID001191	Mitsubishi Materials Corporation	Compliant	JAPAN
Tantalum	CID001192	Mitsui Mining & Smelting	Compliant	JAPAN
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	Compliant	JAPAN
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	Compliant	INDIA
Tantalum	CID001200	Molycorp Silmet A.S.	Compliant	ESTONIA
Gold	CID001204	Moscow Special Alloys Processing Plant	Compliant	RUSSIAN FEDERATION
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.ª.	Compliant	TURKEY
Tin	CID001231	Nankang Nanshan Tin Manufactory Co., Ltd.	Listed	CHINA
Gold	CID001236	Navoi Mining and Metallurgical Combinat	Active	UZBEKISTAN
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Active	VIET NAM
Gold	CID001259	Nihon Material Co., Ltd.	Compliant	JAPAN
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	Compliant	CHINA
Tungsten	CID002543	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Compliant	VIET NAM
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	Compliant	THAILAND
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	Compliant	PHILIPPINES
Gold	CID002779	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Compliant	AUSTRIA
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	Compliant	JAPAN
Gold	CID001328	OJSC Kolyma Refinery	Listed	RUSSIAN FEDERATION
Gold	CID001326	OJSC Krastvetmet	Compliant	RUSSIAN FEDERATION
Gold	CID000493	OJSC Novosibirsk Refinery	Compliant	RUSSIAN FEDERATION
Tin	CID001337	Operaciones Metalurgical S.A.	Compliant	BOLIVIA
Gold	CID001352	PAMP SA	Compliant	SWITZERLAND
Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	Listed	CHINA
Tin	CID002507	Phoenix Metal Ltd	Active	RWANDA
Tantalum	CID002540	Plansee SE Liezen	Compliant	AUSTRIA

Tantalum	CID002556	Plansee SE Reutte	Compliant	AUSTRIA
Tungsten	CID002532	Pobedit, JSC	Active	RUSSIAN FEDERATION
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	Compliant	RUSSIAN FEDERATION
Tin	CID001393	PT Alam Lestari Kencana	Listed	INDONESIA
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	Compliant	INDONESIA
Tin	CID000309	PT Aries Kencana Sejahtera	Compliant	INDONESIA
Tin	CID001399	PT Artha Cipta Langgeng	Compliant	INDONESIA
Tin	CID002503	PT ATD Makmur Mandiri Jaya	Compliant	INDONESIA
Tin	CID001402	PT Babel Inti Perkasa	Compliant	INDONESIA
Tin	CID001409	PT Bangka Kudai Tin	Listed	INDONESIA
Tin	CID002776	PT Bangka Prima Tin	Compliant	INDONESIA
Tin	CID001416	PT Bangka Timah Utama Sejahtera	Listed	INDONESIA
Tin	CID001419	PT Bangka Tin Industry	Compliant	INDONESIA
Tin	CID001421	PT Belitung Industri Sejahtera	Compliant	INDONESIA
Tin	CID001424	PT BilliTin Makmur Lestari	Compliant	INDONESIA
Tin	CID001428	PT Bukit Timah	Compliant	INDONESIA
Tin	CID002696	PT Cipta Persada Mulia	Compliant	INDONESIA
Tin	CID001434	PT DS Jaya Abadi	Compliant	INDONESIA
Tin	CID001438	PT Eunindo Usaha Mandiri	Compliant	INDONESIA
Tin	CID001442	PT Fang Di MulTindo	Listed	INDONESIA
Tin	CID002530	PT Inti Stania Prima	Compliant	INDONESIA
Tin	CID000307	PT Justindo	Compliant	INDONESIA
Tin	CID001448	PT Karimun Mining	Active	INDONESIA
Tin	CID001453	PT Mitra Stania Prima	Compliant	INDONESIA
Tin	CID001457	PT Panca Mega Persada	Compliant	INDONESIA
Tin	CID001486	PT Pelat Timah Nusantara Tbk	Listed	INDONESIA
Tin	CID001458	PT Prima Timah Utama	Compliant	INDONESIA

Tin	CID001460	PT Refined Bangka Tin	Compliant	INDONESIA
Tin	CID001463	PT Sariwiguna Binasentosa	Compliant	INDONESIA
Tin	CID001466	PT Seirama Tin investment	Listed	INDONESIA
Tin	CID001468	PT Stanindo Inti Perkasa	Compliant	INDONESIA
Tin	CID001471	PT Sumber Jaya Indah	Compliant	INDONESIA
Tin	CID001477	PT Timah (Persero) Tbk Kundur	Compliant	INDONESIA
Tin	CID001482	PT Timah (Persero) Tbk Muntok	Compliant	INDONESIA
Tin	CID001490	PT Tinindo Inter Nusa	Compliant	INDONESIA
Tin	CID001493	PT Tommy Utama	Compliant	INDONESIA
Tin	CID002479	PT Wahana Perkit Jaya	Compliant	INDONESIA
Gold	CID001498	PX Précinox SA	Compliant	SWITZERLAND
Tantalum	CID001508	QuantumClean	Compliant	UNITED STATES
Gold	CID001512	Rand Refinery (Pty) Ltd.	Compliant	SOUTH AFRICA
Gold	CID002510	Republic Metals Corporation	Compliant	UNITED STATES
Tantalum	CID002707	Resind Indústria e Comércio Ltda.	Compliant	BRAZIL
Tantalum	CID001522	RFH Tantalum Smeltry Co., Ltd	Compliant	CHINA
Gold	CID001534	Royal Canadian Mint	Compliant	CANADA
Tin	CID001539	Rui Da Hung	Compliant	TAIWAN
Gold	CID001546	Sabin Metal Corp.	Listed	UNITED STATES
Gold	CID001555	Samduck Precious Metals	Active	KOREA, REPUBLIC OF
Gold	CID001562	SAMWON Metals Corp.	Listed	KOREA, REPUBLIC OF
Gold	CID001573	Schone Edelmetaal B.V.	Compliant	NETHERLANDS
Gold	CID001585	SEMPSA Joyería Platería SA	Compliant	SPAIN
Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Listed	CHINA
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Compliant	CHINA
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	Compliant	CHINA
Gold	CID002516	Singway Technology Co., Ltd.	Compliant	TAIWAN
Gold	CID001754	So Accurate Group, Inc.	Listed	UNITED STATES
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	Compliant	RUSSIAN FEDERATION
Tin	CID001758	Soft Metais Ltda.	Compliant	BRAZIL
Gold	CID001761	Solar Applied Materials Technology Corp.	Compliant	TAIWAN

Tantalum	CID001769	Solikamsk Magnesium Works OAO	Compliant	RUSSIAN FEDERATION
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	Compliant	JAPAN
Gold	CID002580	T.C.A S.p.A	Compliant	ITALY
Tantalum	CID001869	Taki Chemicals	Compliant	JAPAN
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	Compliant	JAPAN
Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	Compliant	VIET NAM
Tantalum	CID001891	Telex Metals	Compliant	UNITED STATES
Tin	CID001898	Thaisarco	Compliant	THAILAND
Gold	CID001909	The Great Wall Gold and Silver Refinery of China	Listed	CHINA
Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	Compliant	CHINA
Gold	CID001938	Tokuriki Honten Co., Ltd.	Compliant	JAPAN
Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	Listed	CHINA
Gold	CID001955	Torecom	Active	KOREA, REPUBLIC OF
Tantalum	CID002571	Tranzact, Inc.	Compliant	UNITED STATES
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Active	VIET NAM
Tantalum	CID001969	Ulba Metallurgical Plant JSC	Compliant	KAZAKHSTAN
Gold	CID001977	Umicore Brasil Ltda.	Compliant	BRAZIL
Gold	CID002314	Umicore Precious Metals Thailand	Compliant	THAILAND
Gold	CID001980	Umicore SA Business Unit Precious Metals Refining	Compliant	BELGIUM
Gold	CID001993	United Precious Metal Refining, Inc.	Compliant	UNITED STATES
Gold	CID002003	Valcambi SA	Compliant	SWITZERLAND
Tungsten	CID002011	Vietnam Youngsun Tungsten Industry Co., Ltd	Compliant	VIET NAM
Tin	CID002015	VQB Mineral and Trading Group JSC	Compliant	VIET NAM
Gold	CID002030	Western Australian Mint trading as The Perth Mint	Compliant	AUSTRALIA
Tin	CID002036	White Solder Metalurgia e Mineração Ltda.	Compliant	BRAZIL
Tungsten	CID002044	Wolfram Bergbau und Hütten AG	Compliant	AUSTRIA
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	Compliant	CHINA
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	Compliant	CHINA
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molbdenum New Material Co., Ltd.	Active	N/A
Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Compliant	CHINA
Tantalum	CID002508	XinXing HaoRong Electronic Material CO.,LTD	Compliant	CHINA
Gold	CID002100	Yamamoto Precious Metal Co., Ltd.	Compliant	JAPAN
Tantalum	CID002307	Yichun Jin Yang Rare Metal Co., Ltd	Compliant	CHINA
Gold	CID002129	Yokohama Metal Co., Ltd.	Compliant	JAPAN
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	Active	CHINA

Gold	CID000197	Yunnan Copper Industry Co., Ltd.	Listed	CHINA
Tin	CID002180	Yunnan Tin Company, Ltd.	Compliant	CHINA
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Compliant	CHINA
Tantalum	CID002232	Zhuzhou Cement Carbide	Compliant	CHINA
Gold	CID002243	Zijin Mining Group Co., Ltd. Gold Refinery	Compliant	CHINA